SCHEDULE A

THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP American Balanced Allocation Fund	.25%	July 30, 2010
LVIP American Century VP Mid Cap Value RPM Portfolio	.75%	October 1, 2013
LVIP American Global Growth Fund[1]	.80%	April 30, 2010
LVIP American Global Small Capitalization Fund[1]	1.00%	April 30, 2010
LVIP American Growth Fund[1]	.75%	April 30, 2010
LVIP American Growth-Income Fund[1]	.75%	April 30, 2010
LVIP American Growth Allocation Fund	.25%	July 30, 2010
LVIP American Income Allocation Fund	.25%	July 30, 2010
LVIP American International Fund[1]	.85%	April 30, 2010
LVIP American Preservation Fund	.25%	August 27, 2012
LVIP Baron Growth Opportunities Fund	1.00.%	June 5, 2007
LVIP BlackRock Emerging Markets RPM Fund	.55%	August 27, 2012
LVIP BlackRock Equity Dividend RPM Fund	.75% of the first $500 million; and .70% of the excess over $500 million	October 1, 2009
LVIP BlackRock Inflation Protected Bond Fund	.45% of the first $500 million; and .40% of the excess over $500 million	April 30, 2010
LVIP Capital Growth Fund	.75% of the first $100 million; .70% of the next $150 million; .65% of the next $750 million; and .60% of the excess over $1 billion	April 30, 2007
LVIP Clarion Global Real Estate Fund	.95%	April 30, 2007
LVIP ClearBridge Variable Appreciation RPM Fund	.64%	October 1, 2013
LVIP ClearBridge Variable Equity Income RPM Fund	.65%	October 1, 2013
LVIP Columbia Small-Mid Cap Growth RPM Fund	.90% of the first $25 million; .85% of the next $50 million; .80% of the next $75 million; .70% of the next $100 million; and .65% of the excess over $250 million	April 30, 2007

A-1

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Delaware Bond Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Diversified Floating Rate Fund	.60% of the first $500 million; and .55% of the excess over $500 million	April 30, 2010
LVIP Delaware Foundation Aggressive Allocation Fund	.75%	May 1, 2009
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Foundation Moderate Allocation Fund	.75%	May 1, 2009
LVIP Delaware Growth and Income Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess of $400 million	April 30, 2007
LVIP Delaware Social Awareness Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Special Opportunities Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Franklin Mutual Shares RPM Fund	.65%	October 1, 2013
LVIP Global Income Fund	.65%	May 1, 2009
LVIP Invesco V.I. Comstock RPM Fund	.65%	October 1, 2013
LVIP Invesco V.I. Equity and Income RPM Fund	.60%	October 1, 2013
LVIP JPMorgan Mid Cap Value RPM Fund	1.05% of the first $60 million; .75% of the next $90 million; and .65% of the excess over $150 million	April 30, 2007
LVIP Dimensional U.S. Equity Fund	.25%	April 29, 2011
LVIP Dimensional Non-U.S. Equity Fund	.25%	April 29, 2011
LVIP Dimensional/Vanguard Total Bond Fund	.25%	April 29, 2011
LVIP JPMorgan High Yield Fund	.65% of the first $500 million; and .60% of the excess over $500 million	April 30, 2010

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP MFS International Growth Fund	1.00% of the first $50 million; .95% of the next $50million; .90% of the next $50 million; .85% of the next $100 million; and .80% of the excess over $250 million	October 1, 2010
LVIP MFS International Growth RPM Fund	.85%	April 30, 2013
LVIP MFS Value Fund	.75% of the first $75 million; .70% of the next $75 million; .65% of the next $50 million; and .60% of the excess over $200 million	April 30, 2007
LVIP Mid-Cap Value Fund	1.05% of the first $25 million; .95% of the next $25 million; .85% of the next $50 million; .75% of the next $150 million; and .70% of the excess over $250 million	April 30, 2007
LVIP Mondrian International Value Fund	.90% of the first $200 million; .75% of the next $200 million; and .60% of the excess over $400 million	April 30, 2007
LVIP Money Market Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Protected American Balanced Allocation Fund	.25%	March 15, 2012
LVIP Protected American Growth Allocation Fund	.25%	March 15, 2012
LVIP Protected Profile Conservative Fund	.25%	April 30, 2007
LVIP Protected Profile Moderate Fund	.25%	April 30, 2007
LVIP Protected Profile Growth Fund	.25%	April 30, 2007
LVIP Protected Profile 2010 Fund	.25%	April 30, 2007
LVIP Protected Profile 2020 Fund	.25%	April 30, 2007
LVIP Protected Profile 2030 Fund	.25%	April 30, 2007
LVIP Protected Profile 2040 Fund	.25%	April 30, 2007
LVIP Protected Profile 2050 Fund	.25%	April 29, 2011
LVIP RPM BlackRock Global Allocation V.I. Fund	.75%	April 30, 2013
LVIP RPM VIP Contrafund® Portfolio	.70%	April 30, 2013
LVIP SSgA Bond Index Fund	.40%	May 1, 2008

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP SSgA Conservative Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Conservative Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA Developed International 150 Fund	.75%	May 1, 2008
LVIP SSgA Emerging Markets 100 Fund	1.09%	June 18, 2008
LVIP SSgA Global Tactical Allocation RPM Fund	.25%	April 30, 2007
LVIP SSgA International Index Fund	.40%	May 1, 2008
LVIP SSgA International RPM Fund	.76%	October 1, 2013
LVIP SSgA Large Cap 100 Fund	.52%	May 1, 2008
LVIP SSgA Large Cap RPM Fund	.70%	April 30, 2013
LVIP SSgA Moderate Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderate Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderately Aggressive Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderately Aggressive Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA S&P 500 Index Fund	.24% of the first $500 million; .20% of the next $500 million; and .16% of the excess over $1 billion	April 30, 2007
LVIP SSgA Small-Cap RPM Fund	.90%	April 30, 2013
LVIP SSgA Small-Cap Index Fund	.32%	April 30, 2007
LVIP SSgA Small-Mid Cap 200 Fund	.69%	May 1, 2008
LVIP T. Rowe Price Growth Stock Fund	.80% of the first $50 million; .75% of the next $50 million; .70% of the next $150 million; .65% of the next $250 million; and .60% of the excess over $500 million	April 30, 2007
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	.75% of the first $200 million; .70% of the next $200 million; and .65% of the excess over $400 million	April 30, 2007
LVIP Templeton Growth RPM Fund	.75% of the first $200 million; .65% of the next $300 million; and .60% of the excess over $500 million	April 30, 2007

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP UBS Large Cap Growth RPM Fund	.75% of the first $500 million; and .70% of the excess over $500 million	April 30, 2007
LVIP Vanguard Domestic Equity ETF Fund	.25%	April 29, 2011
LVIP Vanguard International Equity ETF Fund	.25%	April 29, 2011
LVIP VIP Mid Cap RPM Portfolio	.69%	October 1, 2013

[1]	To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Investment Manager any fee pursuant to Section 4) of the Agreement.

The parties hereto have caused this Schedule A to be signed by their duly authorized officers as of the 11th day of June, 2013, to be effective in accordance with the dates noted above.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series	LINCOLN INVESTMENT ADVISORS CORPORATION

/s/ Daniel R. Hayes	/s/ William P. Flory, Jr.
Daniel R. Hayes	William P. Flory, Jr.
Name: Daniel R. Hayes	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer